Exhibit 4.3





                         CARRAMERICA REALTY CORPORATION

                                       AND

                ______________________________, AS WARRANT AGENT




                    [FORM OF] COMMON STOCK WARRANT AGREEMENT









                        DATED AS OF ______________, ____




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                                TABLE OF CONTENTS

                                      PAGE

PARTIES                                                                       1

RECITALS                                                                      1

SECTION 1.        Appointment of Warrant Agent                                1

SECTION 2.        Form of Warrant                                             1

SECTION 3.        Countersignature and Registration                           2

SECTION 4.        Transfers and Exchanges                                     2

SECTION 5.        Exercise of Warrants                                        2

SECTION 6.        Payment of Taxes                                            3

SECTION 7.        Mutilated or Missing Warrants                               3

SECTION 8.        Reservation of Shares, etc.                                 3

SECTION 9.        Warrant Price; Adjustments                                  4

SECTION 10.       Notice to Warrantholders                                    9

SECTION 11.       Certain Covenants of the Company                            9

SECTION 12.       Disposition of Proceeds, etc.                              10

SECTION 13.       Merger or Consolidation or Change of Name of
                  Warrant Agent                                              10

SECTION 14.       Duties of Warrant Agent                                    10

SECTION 15.       Change of Warrant Agent                                    12

SECTION 16.       Identity of Transfer Agent                                 12

SECTION 17.       Notices                                                    12

SECTION 18.       Supplements and Amendments                                 13

SECTION 19.       Successors                                                 13

SECTION 20.       Governing Law                                              13

SECTION 21.       Benefits of This Agreement                                 13

SECTION 22.       Counterparts                                               13

[SECTION 23.      Acceleration of Warrants by the Company                    13]

TESTIMONIUM                                                                  14

SIGNATURES                                                                   14

EXHIBIT A:        Form of Warrant.                                          A-1

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                         COMMON STOCK WARRANT AGREEMENT


         COMMON STOCK WARRANT AGREEMENT, dated as of _______________ ___, ____, between CarrAmerica Realty Corporation, a Maryland corporation (hereinafter called the "Company"), and ____________________, having a corporate trust office in __________________, as warrant agent (hereinafter called the "Warrant Agent").

         WHEREAS, the Company proposes to issue [Class __] Purchase Warrants (hereinafter called the "Warrants") entitling the holders thereof to purchase an aggregate of ______ shares of Common Stock of the Company (par value $.01 per share) (hereinafter called the "Shares") at an initial cash purchase price of $_____ per Share at any time [after __________ and] before [____] p.m., [City] time, on ________, ____ (hereinafter called the "Expiration Date") (unless extended as provided in Section 9A hereof); and

[IF WARRANTS ARE ATTACHED TO OTHER SECURITIES, INSERT -

         WHEREAS, the Warrants will be offered in Units, each of which consists of ________________ and Warrants to purchase _______ Shares; and]

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of Warrants to be issued from time to time by the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

         SECTION 2. FORM OF WARRANT. The text of the Warrants and the form of election to purchase Shares to be set forth on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. Each Warrant shall, subject to the terms of this Warrant Agreement, entitle the registered holder thereof to initially purchase the number of Shares specified therein at an initial exercise price of $_____ per Share; provided, however, that the Warrant Exercise Price and the number of Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, under its seal, affixed or in facsimile, and by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         The Company shall promptly notify the Warrant Agent from time to time in writing of the number of Warrants to be issued and furnish written instructions in connection therewith signed by an executive officer of the Company; such notification and instructions may, but need not be, in the form of a general or continuing authorization to the Warrant Agent.

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         The Warrants shall be dated by the Warrant Agent as of the date of each initial issuance, and as of the date of issuance thereof upon any transfer or exchange thereof.

         SECTION 3. COUNTERSIGNATURE AND REGISTRATION. The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective registered holders thereof. The Warrants shall be countersigned by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Such Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery. Upon issuance of any Warrant, the Company will present the same, or cause the same to be presented, to the Warrant Agent for countersignature of such Warrant.

         SECTION 4. TRANSFERS AND EXCHANGES. The Warrant Agent shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon the surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant of like tenor shall be issued to the transferee and the surrendered Warrant shall be canceled by the Warrant Agent. All such Warrants so canceled shall be delivered by the Warrant Agent to the Company from time to time. The Warrants may be exchanged at the option of the holder thereof, when surrendered at the office in ____________________ of the Warrant Agent, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of this Section and Section 3 of this Agreement, such new Warrants required pursuant to the provisions of this Section, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

[IF THE WARRANTS ARE ATTACHED TO OTHER SECURITIES, INSERT -

         Notwithstanding the foregoing, until ________________________, the Warrants shall not be transferable apart from the _______________________ to which they are attached, any transfer of the _____________________________ shall be deemed a transfer of the Warrants attached thereto, and any attempt to transfer the Warrants apart from the _________ shall be void and of no effect. Each Warrant shall contain a legend to the foregoing effect.]

         SECTION 5. EXERCISE OF WARRANTS. The registered holder of each Warrant shall have the right, which may be exercised as in such Warrant expressed, to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of Shares specified in such Warrant, upon surrender to the Company, at the office in ________________________________ of the Warrant Agent of such Warrant, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Warrant Exercise Price, determined in accordance with the provisions of Section 9 of this Agreement, for the number of Shares in respect of which such Warrant is then exercised. Payment of such Warrant Exercise Price may be made in cash, or by certified check or bank draft or postal or express money order, payable in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any Shares issuable upon exercise of any Warrant. Subject to Section 6, upon such surrender of Warrants, and payment of the Warrant Exercise Price as aforesaid, the Company shall issue and cause to

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be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fraction of a Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Warrant Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Exercise Price, the transfer books for the Shares purchasable upon the exercise of such Warrants shall be closed, no such surrender of such Warrants and no such payment of such Warrant Exercise Price shall be effective to constitute the person so designated to be named therein as the holder of record of such Shares on such date, but shall be effective to constitute such person as the holder of record of such Shares for all purposes at the opening of business on the next succeeding day on which the transfer books for the Shares purchasable upon the exercise of such Warrants shall be opened, and the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Shares. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the Shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the Shares specified therein at any time before the Expiration Date of the Warrants, a new Warrant or Warrants of like tenor will be issued for the remaining number of Shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

         SECTION 6. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the registered holder of Warrants in respect of which such Shares are issued and the Company shall not be required to issue and deliver the certificates for such Shares unless and until the holder has paid to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

         SECTION 7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company will issue and the Warrant Agent will countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant mutilated, lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of the mutilation, loss, theft or destruction of such Warrants and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. Any such new Warrant shall constitute an original contractual obligation of the Company whether or not the allegedly mutilated, lost, stolen or destroyed Warrant shall be at any time enforceable by anyone.

         SECTION 8. RESERVATION OF SHARES, ETC. Before the issuance of any Warrants there shall have been reserved, and the Company shall at all times through the Expiration Date keep reserved,

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out of its authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the Transfer Agent for the Shares and every subsequent Transfer Agent for the Shares issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued Shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Shares and with every subsequent Transfer Agent for the Shares issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent certificates required to honor outstanding Warrants that have been exercised. The Company will supply such Transfer Agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be issuable as provided in Section 9 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced or surrendered for transfer, exchange or partial exercise shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company.

         SECTION 9. WARRANT PRICE; ADJUSTMENTS. A. The warrant price per share at which Shares shall be purchasable upon exercise of Warrants (herein called the "Warrant Exercise Price") to and including the Expiration Date (unless the Expiration Date is extended as provided below in this Section 9A) shall be $____ per share, or, if adjusted as provided in this Section, shall be such price as so adjusted. The Warrants will not be exercisable before [the close of business on the date of any initial issuance thereof] [_________________] and will expire at [_______] p.m., [City] time, on the Expiration Date; provided, however, that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the Expiration Date of the Warrants for such periods of time as it chooses; further provided that in no case may the Expiration Date of the Warrants (as extended) be extended beyond five years from the Expiration Date set forth above. Whenever the Expiration Date of the Warrants is so extended, the Company shall at least 20 days before the then Expiration Date cause to be mailed to the Warrant Agent and the registered holders of the Warrants in accordance with the provisions of Section 17 hereof a notice stating that the Expiration Date has been extended and setting forth the new Expiration Date.

         B.       The above provision is, however, subject to the following:

                  (1) The Warrant Exercise Price, the number of Shares purchasable upon exercise of each Warrant and the number of Warrants outstanding shall be subject to adjustment as follows:

                  (a) In case the Company shall at any time after the date of this Agreement (i) pay a dividend, or make a distribution, on the Common Stock which is payable in shares of its capital stock (whether Shares of Common Stock or of capital stock of any other class), (ii) subdivide or reclassify its outstanding Shares of Common Stock into a greater number of securities (including Shares of Common Stock), or (iii) combine or reclassify its outstanding Shares of Common Stock into a smaller number of shares (including Shares of Common Stock), the number of Shares purchasable upon exercise of each Warrant immediately before the occurrence of such event shall be adjusted so that the holder of each Warrant shall be entitled to receive upon payment of the Warrant Exercise Price the aggregate number of shares of the Company which, if such Warrant had been exercised immediately before the occurrence of such event, such holder would have owned or have been entitled to receive immediately after the occurrence of such event. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective

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                  date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subparagraph
                  (a), the holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation between or among shares of such classes of capital stock. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph
                  (a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares or other securities of the Company other than Shares of Common Stock, thereafter the number of such other shares so received upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares of Common Stock contained in this paragraph, and the other provisions of this paragraph 9B(1) with respect to the Shares of Common Stock shall apply on like terms to any such other shares or other securities.

                           (b) In case the Company shall fix a record date for
                  the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subparagraph
                  (e) below) at such record date, the Warrant Exercise Price shall be determined by multiplying the Warrant Exercise Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of Shares of Common Stock outstanding on such record date plus the number of Shares of Common Stock which the aggregate offering price of the total number of Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Shares of Common Stock outstanding on such record date plus the number of additional Shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such Shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (b).

                           (c) In case the Company shall fix a record date for
                  making a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurring cash dividends or distributions and cash dividends or distributions paid from retained earnings or referred to in subparagraph (a) above) or rights or warrants to subscribe or warrants to purchase (excluding those referred to in subparagraph (b) above), then in each such case the Warrant Exercise Price shall be determined by multiplying the Warrant Exercise Price in effect immediately before such record date by a fraction (x) the numerator of which shall be such current market price (as defined in subparagraph (e) below) per Share of Common Stock on such record date, less the then fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable

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                  to one share of the Common Stock and (y) the denominator of which shall be the current market price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Company shall distribute any rights or warrants to acquire capital stock ("Rights") pursuant to this subparagraph (c), the distribution of separate certificates representing such Rights after their initial distribution (whether or not such distribution shall have occurred before the date of the issuance of such Warrants) shall be deemed to be the distribution of such Rights for purposes of this subparagraph
                  (c), provided, however, that the Company may, in lieu of making any adjustment pursuant to this subparagraph (c) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Warrants who exercises such Warrants (or any portion thereof)
                  (A) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise Shares of Common Stock issued with Rights and (B) after such record date and before the expiration, redemption or termination of such Rights shall be entitled to receive upon such exercise, in addition to the Shares of Common Stock issuable upon such exercise, the same number of such Rights as would a holder of the number of Shares of Common Stock that such Warrants so exercised would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Warrants were exercised immediately before the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subparagraph (c).

                           (d) After each adjustment of the number of Shares
                  purchasable upon exercise of each Warrant pursuant to subparagraph 9B(1)(a), the Warrant Exercise Price shall be adjusted by multiplying such Warrant Exercise Price immediately before such adjustment by a fraction of which the numerator shall be the number of Shares purchasable upon exercise of each Warrant immediately before such adjustment, and the denominator of which shall be the number of Shares so purchasable immediately thereafter. After each adjustment of the Warrant Exercise Price pursuant to subparagraph 9B(1)(b) or (c), the total number of Shares or fractional part thereof purchasable upon the exercise of each Warrant shall be proportionately adjusted to such number of Shares or fractional parts thereof as the aggregate Warrant Exercise Price of the number of Shares or fractional part thereof purchasable immediately before such adjustment will buy at the adjusted Warrant Exercise Price.

                           (e) For the purpose of any computation under
                  subparagraphs 9B(1)(b) and (c) above, the current market price per Share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange, the last sale price (regular way), or the average of the closing bid and ask prices (regular way), if no sale occurred, of Common Stock, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations

                  System ("NASDAQ") or, (ii) if not listed or quoted as described in (i), the mean between the closing high bid and low asked quotations of Common Stock reported by NASDAQ, or any similar system for automated dissemination of quotations of securities prices then in common use, if so quoted, or
                  (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding trading days. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of Common Stock as determined by a member firm of the New York Stock Exchange selected by the Company.

                           (f) (A) Nothing contained herein shall be construed
                  to require an adjustment as a result of the issuance of Common Stock pursuant to, or the granting or exercise of any rights under, the Company's [LIST EMPLOYEE AND STOCKHOLDER PLANS, IF ANY, THAT MIGHT OTHERWISE RESULT IN ADJUSTMENTS]; and (B) in addition, no adjustment in the Warrant Exercise Price shall be required unless and until the earlier of the following shall have occurred: (x) such adjustment would require an increase or decrease of at least 1% in the Warrant Exercise Price or
                  (y) a period of three years shall have elapsed from the date of the occurrence of any event requiring any such adjustment pursuant to subparagraphs 9B(1)(a), (b) or (c) above. All adjustments shall be made to the nearest one hundredth of a share and the nearest cent, and any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent adjustment which (including such carryforward) is required to be made under this subparagraph
                  (f).

                           (g) In any case in which this subparagraph 9B(1)
                  shall require that an adjustment be made retroactively immediately following a record date, the Company may elect to defer (but only until five business days following the mailing of the notice described in subparagraph 9B(5) below) issuing to the holder of any Warrant exercised after such record date the Shares issuable upon such exercise over and above the Shares issuable upon such exercise only on the basis of the Warrant Exercise Price before adjustment.

                           (h) The Company may, at its option, at any time until
                  the Expiration Date, reduce the then current Warrant Exercise Price to any amount deemed appropriate by the Board of Directors of the Company for any period not exceeding 20 consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only upon giving the notices required by subparagraph 9B(5) 20 days before taking such action.

                           (i) Except as herein otherwise expressly provided, no
                  adjustment in the Warrant Exercise Price shall be made by reason of the issuance of Shares, or securities convertible into or exchangeable for Shares, or securities carrying the right to purchase any of the foregoing or for any other reason whatsoever.

                           (j) Irrespective of any of the adjustments in the
                  Warrant Exercise Price or the number of Shares, Warrant Certificates theretofore issued may continue to express the same prices and number of Shares as are stated in a similar Warrant Certificate issuable

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                  initially, or at some subsequent time, pursuant to this
                  Agreement and such number of Shares specified therein shall be deemed to have been so adjusted.

                  (2) No fractional Shares of Common Stock shall be issued upon the exercise of Warrants. If more than one Warrant shall be exercised at one time by the same holder, the number of full Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Shares purchased pursuant to the Warrants so exercised. Instead of any fractional Share of Common Stock which would otherwise be issuable upon exercise of any Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales) per Share of Common Stock, in either case as reported on the New York Stock Exchange Composite Tape on the trading day which next precedes the day of exercise or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner described by the Board of Directors of the Company) at the close of business on the trading day which next precedes the day of exercise.

                  (3) In case any of the following shall occur while any Warrants are outstanding: (a) any reclassification or change of the outstanding Shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value); or (b) any consolidation or merger to which the Company is a party (other than a consolidation or a merger in which the Company is the continuing entity and which does not result in any reclassification of, or change in, the outstanding Shares issuable upon exercise of the Warrants); or (c) any sale or conveyance of the property of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchaser, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as would be received by a holder of the number of Shares of Common Stock issuable upon exercise of such Warrant immediately before such reclassification, change, consolidation, merger, sale or conveyance. Such provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The above provisions of this subparagraph 9B(3) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                  (4) Before taking any action which would cause an adjustment decreasing the Warrant Exercise Price so that the Warrant Exercise Price is below the then par value of the Shares of Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares of Common Stock at the Warrant Exercise Price as so adjusted.

                  (5) Whenever the Warrant Exercise Price then in effect is adjusted as herein provided, the Company shall mail to each holder of the Warrants at such holder's address as it shall appear on the books of the Company a statement setting forth the adjusted Warrant Exercise Price then and thereafter effective under the provisions hereof, together with the facts, in reasonable detail, upon which such adjustment is based.

                  (6) In case (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its current or retained earnings, or (ii) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights, or (iii) there is to be any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or (iv) any distribution is to be made on or in respect of the Common Stock in connection with the dissolution, liquidation or winding up of the Company, then the Company shall mail to each holder of Warrants at such holder's address as it shall appear on the books of the Company, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) before the applicable record date hereinafter specified, a notice stating (x) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect any such transaction or any adjustment in the Warrant Exercise Price required by this Section 9.

         SECTION 10. NOTICE TO WARRANTHOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         SECTION 11. CERTAIN COVENANTS OF THE COMPANY.

         A. So long as any unexpired Warrants remain outstanding and if required in order to comply with the Securities Act of 1933, as amended (the "Act"), the Company covenants and agrees that it will file such post-effective amendments to the registration statement filed pursuant to the Act with respect to the Warrants (File No. 333-53751) (or such other registration statements or post-effective amendments or supplements) as may be necessary to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. The Company further covenants and agrees that it will obtain and keep effective all permits, consents and approvals of governmental agencies and authorities, and will use its best efforts to take all action which may be necessary to qualify the Shares for sale under the securities laws of such of the United States, as may be necessary to permit the free exercise of the Warrants, and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants, and to maintain such qualifications during the entire period in which the Warrants are exercisable.

         B. The Company covenants and agrees that it shall take all such action as may be necessary to ensure that all Shares will at the time of delivery of certificates for such Shares (subject to payment of the Warrant Exercise Price) be duly and validly authorized and issued and fully paid and nonassessable Shares, free from any preemptive rights and taxes, liens, charges and security interests created by or imposed upon the Company.

         C. The Company covenants and agrees that it will take all action which may be necessary to cause the Shares to be duly listed on the New York Stock Exchange or another securities exchange or the interdealer quotation system on which the other Shares of Common Stock of the Company are listed at the dates of exercise of the Warrants.

         SECTION 12. DISPOSITION OF PROCEEDS, ETC.

         A. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of Shares through the exercise of such Warrants.

         B. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its principal office in the City of __________________, ____________.

         SECTION 13. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such entity would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and if any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         SECTION 14. DUTIES OF WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         A. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

         B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         C. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care shall have been exercised in the selection and continued employment thereof.

         D. The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         E. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         F. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

         G. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         H. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         I. The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

         SECTION 15. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by publication, of such resignation, specifying a date when such resignation shall take effect, which notice shall be published at the expense of the Company at least once a week for two consecutive weeks in a newspaper of general circulation in the City of New York before the date so specified. The Warrant Agent may be removed by the Company by like notice from the Company to the Warrant Agent and the holders of Warrants at the expense of the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then, at the expense of the Company, the Warrant Agent or the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any State or of the United States of America, having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or publish any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         SECTION 16. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any Transfer Agent for the Shares or of any subsequent Transfer Agent for Shares issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         SECTION 17. NOTICES. Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  CarrAmerica Realty Corporation
                  1850 K Street, N.W., Suite 500
                  Washington, D.C.  20006
                  Att'n: Corporate Secretary

Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

Any notice pursuant to this Agreement to be given or made by the Company or the Warrant Agent to the registered holder of any Warrant shall be sufficiently given or made (unless otherwise specifically provided for herein) if sent by first-class mail, postage prepaid, addressed to said registered holder at his address appearing on the Warrant register.

         SECTION 18. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which will not materially adversely affect the interest of the registered holders of the Warrants.

         SECTION 19. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 20. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or entity other than the Company and the Warrant Agent and the holders of Warrants any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and the holders of Warrants.

         SECTION 22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[IF THE WARRANTS ARE SUBJECT TO ACCELERATION BY THE COMPANY, INSERT -

         SECTION 23. ACCELERATION OF WARRANTS BY THE COMPANY.

                  A. At any time on or after ____________________, the Company shall have the right to accelerate any or all Warrants at any time by causing them to expire at the close of business on the day next preceding a specified date (the "Acceleration Date"), if the Market Price (as hereinafter defined) of the Common Stock equals or exceeds _________ percent (____%) of the then effective Warrant Exercise Price, adjusted as if no changes in such Warrant Exercise Price had been made pursuant to subsection 9B, on any 20 Trading Days (as hereinafter defined) within a period of 30 consecutive Trading Days ending no more than five Trading Days before the date on which the Company gives notice to the Warrant Agent of its election to accelerate the Warrants.

                  B. "Market Price" for each Trading Day shall be, if the Common Stock is listed or admitted for trading on the New York Stock Exchange, the last reported sale price, regular way (or, if no such price is reported, the average of the reported closing bid and asked prices, regular way) of Common Stock, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of NASDAQ or, if not listed or admitted to trading on any national securities exchange or quoted on the National Market System of NASDAQ, the average of the closing high bid and low asked prices in the over-the-counter market, as reported by NASDAQ, or such other system then in use, or if on any such date the Shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for that purpose. "Trading Day" shall be each Monday through Friday, other than any day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock, as determined by the Board of Directors of the Company.

                  C. In the event of an acceleration of less than all of the Warrants, the Warrant Agent shall select the Warrants to be accelerated by lot, pro rata or in such other manner as it deems, in its discretion, to be fair and appropriate.

                  D. Notice of an acceleration specifying the Acceleration Date shall be sent by mailing first class, postage prepaid, to each registered holder of a Warrant Certificate representing a Warrant accelerated at such holder's address appearing on the Warrant register not more than 60 days nor less than 30 days before the Acceleration Date. Such notice of an acceleration also shall be given no more than 20 days, and no less than 10 days, before the mailing of notice to registered holders of Warrants pursuant to this Section, by publication at least once in a newspaper of general circulation in the City of New York.

                  E. Any Warrant accelerated may be exercised until [_______] p.m., [City] time, on the business day next preceding the Acceleration Date. The Warrant Exercise Price shall be payable as provided in Section 5.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                  CARRAMERICA REALTY CORPORATION

                                  By _________________________
                                  Its _____________________

Attest:

                                  ____________________________, as Warrant Agent

                                  By __________________________
                                  Its _____________________

Attest:

                                    Exhibit A

                           FORM OF WARRANT CERTIFICATE
                          [Face of Warrant Certificate]

[IF WARRANTS ARE ATTACHED TO                     Before _______________, this
OTHER SECURITIES AND ARE NOT                     Warrant Certificate cannot be
IMMEDIATELY DETACHABLE.                          transferred or exchanged unless
                                                 attached to a [Title of Other
                                                 Securities].]

[FORM OF LEGEND IF WARRANTS ARE                  Before _______________,
NOT IMMEDIATELY EXERCISABLE.                     Warrants evidenced by this
                                                 Warrant Certificate cannot be
                                                 exercised.]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

          VOID AFTER [______] P.M., [CITY] TIME, ON ____________, 19__

                         CARRAMERICA REALTY CORPORATION
                              Warrants to Purchase
                        Warrant Certificate Representing
                          [Title of Warrant Securities]

No. __________                                                      ____________
                                                                    Warrants

         This certifies that ____________________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE - , subject to the registered owner qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined) to purchase, at any time [after [___] p.m., [City] time, on _______________ and] on or before [___] p.m., [City] time, on ____________________, ____________ shares of [Title of Warrant Securities] (the "Warrant Securities"), of CarrAmerica Realty Corporation (the "Company") on the following basis: during the period from _______________, through and including ______________, the exercise price of each Warrant will be ___________; during the period from ________, through and including ________, the exercise price of each warrant will be ________ (the "Warrant Price"). No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant. The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or ________________________], which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         The term "Holder" as used herein shall mean [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE - before ___________, __ (the "Detachable Date"), the registered owner of the Company's [title of Other Securities] to which this Warrant Certificate was initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4 of the Warrant Agreement.

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________ __, ____ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _________________].

         [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE - Before the Detachable Date, this Warrant Certificate may be exchanged or transferred only together with the [Title of Other Securities] (the "Other Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or before the Detachable Date, each transfer of such Other Securities or register of transfer of the Other Securities shall operate also to transfer or register the transfer of this Warrant Certificate. After such date, transfer of this] [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE - Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or _________________________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

         [IF OTHER SECURITIES WITH WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE
- Except as provided in the immediately preceding paragraph, after] [IF OTHER SECURITIES WITH WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR WARRANT ALONE - After] countersignature by the Warrant Agent and before the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ____________] for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:  ______________ ___, ________            CARRAMERICA REALTY CORPORATION

                                                By  ____________________________
                                                Its ____________________________

ATTEST:

Countersigned: _______________________

As Warrant Agent

By _____________________________ Authorized Signature

                        [Reverse of Warrant Certificate]

         The Warrants evidenced hereby and the Warrant Securities are subject to the provisions of the Charter and Bylaws of the Company, including provisions that set forth restrictions on transfer and ownership for the purpose of maintaining the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own shares of Common Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Company) of the outstanding Common Stock of the Company (unless such Person is an Existing Holder or a Special Shareholder), (2) Beneficially Own shares of any class or series of Preferred Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Stock of the Company (unless such Person is an Existing Holder or Special Shareholder), (3) Beneficially Own capital stock that would result in the Company's being "closely held" (within the meaning of Section 856(h) of the Code) or Acquire capital stock that would result in the Company having fewer than 100 shareholders (as determined for purposes of Section 856(a)(5) of the Code), or (4) unless such Person is a Special Shareholder, Acquire shares of capital stock if, as a result of such Acquisition, the Company would fail to qualify as a "domestically controlled REIT" (within the meaning of Section 897(h)(4) of the Code) (determined assuming that the Special Shareholders are Non-U.S. Persons and own a percentage (by value) of the Company's capital stock corresponding to the Special Shareholders' Percentage). Separate restrictions set forth in Article V of the Company's Charter apply to Existing Holders and Special Shareholders. Any Person who attempts to Beneficially Own shares of capital stock in excess of these limitations must immediately notify the Company. If any of the restrictions on transfer or ownership set forth in Article V of the Charter are violated, the Warrants represented hereby will automatically be transferred to the Trustee of a Trust for the benefit of a Charitable Beneficiary pursuant to the terms of
Article V of the Company's Charter. In addition, attempted transfers of capital stock or interests in capital stock in violation of these limitations (as modified or expanded upon in Article V of the Company's Charter), may be void ab initio. A Person who attempts to Beneficially Own shares of capital stock in violation of the ownership limitations set forth in Section 5.2 of the Company's Charter shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. Capitalized terms in the foregoing sentences of this paragraph not otherwise defined in this Warrant Certificate that are defined in the Company's Charter have the meanings ascribed to them in the Charter.

                     (Instructions for Exercise of Warrant)

         To exercise the Warrants evidenced hereby, the Holder must pay [in United States dollars] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer in immediately available funds], the Warrant Price in full for Warrants exercised, to [Warrant Agent] [address of Warrant Agent], Att'n: __________________, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

                     To Be Executed Upon Exercise of Warrant

         The undersigned hereby irrevocably elects to exercise ______ Warrants, evidenced by this Warrant Certificate, to purchase ______ shares of the [Title of Warrant Securities] (the "Warrant Securities") of CarrAmerica Realty Corporation and represents that he or she has tendered payment for such Warrant

Securities [in Dollars] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer in immediately available funds] to the order of CarrAmerica Realty Corporation, c/o [insert name and address of Warrant Agent], in the amount of ________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

         If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: ___________________________       Name __________________________________
         (Please Print)
_________________________________        Address _______________________________
(Insert Social Security or Other
Identifying Number of Holder)            _______________________________________


Signature Guaranteed

______________________________           Signature _____________________________

         [FOR REGISTERED WARRANTS -- Signature must conform in all respects to name of holder as specified on the face of this Warrant
         Certificate and must bear a signature
         guarantee by a bank, trust company or
         member broker of the New York, Midwest or Pacific Stock Exchange]

This Warrant may be exercised at the following addresses:

         By hand at __________________________________________
         By hand at __________________________________________

[Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants - complete as appropriate.]


                                   ASSIGNMENT

                      (Form of assignment to be executed if
                   Warrant Holder desires to transfer Warrant)

         FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto
                           _____________________________________
                           Print or Type Name

                           _____________________________________
                           Street Address

                           _______________________________ _________ __________
                           City                              State    Zip Code

                           ____________________________________________
                           Social Security or other Identifying Number

the right represented by the within Warrant to purchase ___________________ Shares of Common Stock ($.01 par value) of CarrAmerica Realty Corporation to which the within Warrant relates and appoints _________________________________ attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.


Dated: _________________________        ________________________________________
                                        Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Signature Guaranteed

_____________________________________